UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
November 30, 2022
CAMPBELL SOUP COMPANY

New Jersey	1-3822	21-0419870
State of Incorporation	Commission File Number	I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Capital Stock, par value $.0375	CPB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2022 Annual Meeting of Shareholders of Campbell Soup Company ("Campbell" or "Company"), which was held on November 30, 2022 (the “2022 Annual Meeting”), Campbell shareholders approved the Campbell Soup Company 2022 Long-Term Incentive Plan (the “2022 Plan”). The 2022 Plan was previously approved, subject to shareholder approval, by the Board of Directors (the “Board”) of Campbell.
A summary of the material terms and conditions of the 2022 Plan and awards thereunder is included in Campbell’s definitive proxy statement filed with the Securities and Exchange Commission on October 18, 2022 (the “Proxy Statement”) under “Item 4: Approval of the Campbell Soup Company 2022 Long-Term Incentive Plan,” which section is incorporated herein by reference. Such description is qualified in its entirety by reference to the 2022 Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 5.07 – Submission of Matters to a Vote of Security Holders

The final results of voting with respect to each item voted on at the 2022 Annual Meeting are set forth below.
Management Proposals:
1. Election of Directors
The nominees for election to the Board were elected, each until the next Annual Meeting of Shareholders or their earlier resignation or retirement. For each nominee, the votes cast for, against, abstentions, and broker non-votes were as follows:

Director	For	Against	Abstain	Broker Non-Votes
Fabiola R. Arredondo	254,271,778	1,178,772	257,746	14,741,011
Howard M. Averill	252,726,256	2,550,805	431,235	14,741,011
John P. (JP) Bilbrey	252,765,731	2,665,294	277,271	14,741,011
Mark A. Clouse	254,649,509	782,012	276,775	14,741,011
Bennett Dorrance, Jr.	253,915,843	755,316	1,037,137	14,741,011
Maria Teresa (Tessa) Hilado	254,318,089	1,146,905	243,302	14,741,011
Grant H. Hill	253,486,483	1,783,892	437,921	14,741,011
Sarah Hofstetter	253,169,004	2,141,330	397,962	14,741,011
Marc B. Lautenbach	254,437,941	837,387	432,968	14,741,011
Mary Alice D. Malone	250,126,185	5,172,134	405,949	14,741,011
Keith R. McLoughlin	254,383,854	1,045,129	279,313	14,741,011
Kurt T. Schmidt	253,550,111	1,875,123	283,062	14,741,011
Archbold D. van Beuren	248,042,784	7,379,643	281,841	14,741,011

2. Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2023
The proposal to ratify the appointment of PricewaterhouseCoopers LLP as Campbell's independent registered public accounting firm for fiscal 2023 was approved. The votes cast for and against this proposal as well as the abstentions were as follows:

For	Against	Abstain
258,498,049	11,672,987	278,271

3. Advisory Vote on Fiscal 2022 Executive Compensation
The resolution to approve, on an advisory basis, the compensation of Campbell's executive officers named in the proxy statement for the 2022 Annual Meeting of Shareholders was approved. The votes cast for and against this proposal as well as the abstentions and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
243,074,153	12,178,532	455,611	14,741,011

4. Approval of the Campbell Soup Company 2022 Long-Term Incentive Plan
The proposal to approve the Campbell Soup Company 2022 Long-Term Incentive Plan was approved. The votes cast for and against this proposal as well as the abstentions and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
249,849,970	5,501,707	356,370	17,741,011

Shareholder Proposals:
5. Supply Chain Practices Report
A non-binding shareholder proposal requesting that the Company disclose an analysis of the practices in its supply chain that violate its Responsible Sourcing Supplier Code and/or Supply Base Requirements and Expectations Manual. The votes cast for and against this proposal as well as the abstentions and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
19,847,711	234,249,278	1,607,023	14,741,011

6. 401(k) Retirement Fund Investment Report
A non-binding shareholder proposal requesting that the Board provide a report assessing how the Company’s 401(k) retirement funds manage the growing systemic risk to the economy created by investing retirement plan funds in companies contributing significantly to climate change. The votes cast for and against this proposal as well as the abstentions and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
21,321,005	221,216,776	13,169,507	14,741,011

Item 9.01 – Financial Statements and Exhibits
(d) Exhibits

10.1*	Campbell Soup Company 2022 Long-Term Incentive Plan, incorporated by reference to Appendix B to the Campbell’s Proxy Statement filed October 18, 2022 (Commission File No. 001-03822).

10.2*	Form of 2022 Long-Term Incentive Plan Time-Lapse Restricted Stock Unit Agreement.

10.3*	Form of 2022 Long-Term Incentive Plan Performance Restricted Stock Unit Agreement (Earnings Per Share).

10.4*	Form of 2022 Long-Term Incentive Plan Performance Restricted Stock Unit Agreement (Total Shareholder Return).

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL.
*This exhibit is a management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY

Date: December 1, 2022	By:	/s/ Charles A. Brawley, III
Charles A. Brawley, III
Senior Vice President, Corporate Secretary and Deputy General Counsel